EXHIBIT 99.1
SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations/ Corporate Communications ph: (702) 897-7150 fax: (702) 270-5161	Phillip C. Peckman, CEO Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Reports Second Quarter 2010 Results

LAS VEGAS, Nevada, Wednesday, June 9, 2010 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) (“Shuffle Master” or the “Company”) today announced its results for the second quarter ended April 30, 2010.

Second Quarter 2010 Financial Highlights

♦	Revenue of $50.8 million increased by 12%, or $5.5 million, year-over-year from $45.3 million. Adjusted for foreign exchange impact, total revenue increased 3% year-over-year.

♦	Total lease, royalty and service revenue was up 14% year-over-year and 4% sequentially, and totaled $23.4 million, or 46% of total revenue.

♦	Gross margin increased 700 basis points to 64% due largely to segment margin mix, most notably the Electronic Table Systems (“ETS”) segment.

♦
GAAP net income was $7.9 million and diluted earnings per share ("EPS") was $0.15, as compared to $4.4 million and $0.08 in the prior year period which includes a loss of $0.2 million and $0.1 for adopting the required retrospective application of new accounting guidance for convertible debt instruments.

♦	Adjusted EBITDA totaled $18.0 million, up 33% from $13.6 million year-over-year.

♦
Selling, general and administrative ("SG&A") expenses decreased by $2.7 million to $15.7 million, or 15% year-over-year.  Excluding the $4.0 million impact of severance charges in the prior year period and normalizing for $1.1 million of foreign exchange, SG&A remained relatively flat year-over-year even on higher revenue

♦	Net debt (total debt, less cash and cash equivalents) was $71.4 million as compared to $85.4 million as of October 31, 2009.

 “Our second quarter showed strong year-over-year growth due to compelling drivers in our product segments such as gained momentum in our shuffler replacement cycle, the continuation of our progressive upgrade strategy, and exceptional performance in our e-Table segment,” stated Phillip C. Peckman, Chief Executive Officer.  “Q2 saw the introduction of a sizable new market for Shuffle Master – Singapore – and we gained approximately $0.5 million in new lease revenue as a result.”

 Second Quarter 2010 Business Segment Highlights

Utility

♦	Total Utility lease and service revenue was a record $10.0 million, up 8% year-over-year driven by one2six®, iDeal® and MD2® shuffler placements.

♦	Total Utility revenue increased 6% to $21.1 million as compared to $20.0 million year-over-year, driven by increases in shuffler leases and by increased sales of chippers and the i-Shoe Auto.

♦	Total leased shuffler installed base grew year-over-year by approximately 500 units to 6,062 units.

♦
Gross margin increased year-over-year from 60% to 61% primarily due to the increase in leased shuffler units and, to a lesser extent, increased shuffler conversions as well as reduced amortization expense associated with the one2six shuffler and Easy Chipper C™.

♦	Significant year-over-year placements of the iDeal shuffler with 902 units installed since the year-ago quarter; approximately 340 of those were installed in the second quarter 2010.

♦	The total iDeal installed base grew to approximately 1,740 units, of which approximately 60% are units on lease.

Proprietary Table Games ("PTG")

♦	Total PTG lease, royalty and service revenue increased 10% year-over-year to a record $9.3 million.

♦
Total PTG revenue increased 15% to $10.2 million as compared to $8.9 million in the year-ago quarter primarily due to increased leases of the premium title Ultimate Texas Hold’em® and Three Card Poker Progressive®.

♦	Gross margin decreased year-over-year from 81% to 76% due to the write-off of certain intangible licenses and related equipment totaling approximately $0.5 million.

♦	Progressive upgrades of approximately 40 net placements in the second quarter remained relatively flat year-over-year.

♦	As of the second quarter, there were 513 total progressives. Fortune Pai Gow Poker Progressive™ and Three Card Poker Progressive comprised approximately 75% of all upgrades.

Electronic Table Systems

♦
Total ETS lease, royalty and service revenue was a record $4.0 million, up 46% year-over-year, as a result of increased Table Master® seats on lease in Florida and Rapid Table Game® seats on lease in Singapore.

♦
Total ETS revenue increased 117% to $12.4 million as compared to $5.7 million in the prior year period largely the result of a $4.3 million increase in sold Vegas Star® and Rapid Table Game seats to several large casinos in Australia, in addition to $1.8 million of favorable foreign exchange impact.  As a result, this was the largest ETS revenue quarter in the Company’s history.

♦	Approximately 480 net placements of ETS seats installed in the second quarter as compared to 366 net placements in the year-ago quarter.

♦
Gross margin increased year-over-year from 32% to 63% primarily due to the overall mix of revenue; namely, the significant increase in sales revenue, the improvement in average sales prices and increased sales of high-margin conversion kits.

Electronic Gaming Machines ("EGM")

♦
Total EGM revenue declined 34% to $7.1 million compared to the prior year period mainly due to a 50% decrease in sold units resulting from the market’s anticipation of the new Equinox cabinet release.  Total EGM revenue excluding the effect of foreign exchange decreased 51%.

♦
Gross margin increased year-over-year from 45% to 55%, led by sales of refurbished units which typically carry higher margins than new units, higher margins on sales of new units, and lower amortization expense.

“Once again our strong operating performance, driven largely by $3.1 million in sales revenue from Singapore as well as $4.3 million in sales revenue for e-Table placements in Australia, has resulted in improved profitability,” said Linster Fox, Chief Financial Officer.  “With EBITDA at 36% of revenue in the quarter, our continued strong cash flow from operations and better use of working capital have enabled further reductions of our net debt.”

Further detail and analysis of the Company's financial results for the year ended April 30, 2010, is included in its Form 10-Q, which has been filed with the Securities and Exchange Commission today, June 9, 2010.

Webcast & Conference Call Information

Company executives will provide additional perspective on the Company’s first quarter earnings results during a conference call on June 9, 2010 at 2 pm Pacific Time.  Those interested in participating in the call may do so by dialing (201) 689-8263 or toll-free (877) 407-0792 and requesting Shuffle Master’s Second Quarter 2010 Conference Call.  A hardcopy of the presentation materials may be printed from the Shuffle Master, Inc. website, www.shufflemaster.com, shortly before the start of the call.  In conjunction with the call, a live audio webcast may be accessed at www.shufflemaster.com.  In order to access the live audio webcast please allow at least 15 minutes before the start of the call to visit Shuffle Master’s website and download/install any necessary audio/video software for the webcast.  Immediately following the call and through July 9, 2010, a playback can be heard 24-hours a day by dialing (201) 612-7415 or toll-free (877) 660-6853; account number is 3055; conference I.D. number is 351614.

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which include automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include various e-Table game platforms and Electronic Gaming Machines which include traditional video slot machines for select markets. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the Company’s intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and the Company must adhere to various regulations and maintain its licenses to continue its operations; the search for and possible transition to a new chief executive officer could be disruptive to the Company’s business or simply unsuccessful; the Company’s ability to implement its ongoing strategic plan successfully is subject to many factors, some of which are beyond the Company’s control; litigation may subject the Company to significant legal expenses, damages and liability; the Company’s products currently in development may not achieve commercial success; the Company competes in a single industry, and its business would suffer if its products become obsolete or demand for them decreases; any disruption in the Company’s manufacturing processes or significant increases in manufacturing costs could adversely affect its business; the products in each of our segments may experience losses due to technical difficulties or fraudulent activities; the Company operates in a very competitive business environment; the Company is dependent on the success of its customers and is subject to industry fluctuations; risks that impact the Company’s customers may impact the Company; certain market risks may affect the Company’s business, results of operations and prospects; a continued downturn in general worldwide economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect the Company’s results of operations; the Company’s domestic and global growth and ability to access capital markets are subject to a number of economic risks; economic, political, legal and other risks associated with the Company’s international sales and operations could adversely affect its operating results; changes in gaming regulations or laws; the Company is exposed to foreign currency risk; the Company could face considerable business and financial risk in implementing acquisitions; if the Company’s products contain defects, its reputation could be harmed and its results of operations adversely affected; the Company may be unable to adequately comply with public reporting requirements; the Company’s continued compliance with its financial covenants in its senior secured credit facility is subject to many factors, some of which are beyond the Company’s control; the restrictive covenants in the agreement governing the Company’s senior secured credit facility may limit its ability to finance future operations or capital needs or engage in other business activities that may be in its interest; and the Company’s business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K.
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SHUFFLE MASTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2010	2009 (1)	2010	2009 (1)
Revenue:
Product leases and royalties	$21,477	$18,614	$41,970	$36,970
Product sales and service	29,339	26,684	49,182	42,794
Other	-	6	-	29
Total revenue	50,816	45,304	91,152	79,793
Costs and expenses:
Cost of leases and royalties	7,158	5,864	13,462	11,703
Cost of sales and service	11,359	13,742	20,544	21,831
Gross profit	32,299	25,698	57,146	46,259
Selling, general and administrative	15,702	18,360	30,059	34,011
Research and development	5,244	4,191	10,206	7,931
Total costs and expenses	39,463	42,157	74,271	75,476

Income from operations	11,353	3,147	16,881	4,317

Other income (expense):
Interest income	154	311	292	545
Interest expense	(960)	(1,649)	(2,016)	(3,849)
Other, net	473	1,317	1,127	468
Total other income (expense)	(333)	(21)	(597)	(2,836)
Gain on early extinguishment of debt	-	1,798	-	1,822
Income before income taxes	11,020	4,924	16,284	3,303
Income tax provision	3,135	519	4,720	167
Net income	$7,885	$4,405	$11,564	$3,136

Basic earnings per share:	$0.15	$0.08	$0.22	$0.06
Diluted earnings per share:	$0.15	$0.08	$0.21	$0.06

Weighted average shares outstanding:
Basic	53,251	53,087	53,234	53,073
Diluted	54,126	53,192	54,092	53,186

(1)
As adjusted for the required retrospective application of a new accounting standard adopted in fiscal 2010 related to our former $150,000 contingent convertible senior notes, which impacts, among other items, interest expense, earnings per share, and shareholders' equity.  See our Form 10-Q for our second quarter ended April 30, 2010 for more information.

SHUFFLE MASTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	April 30,	October 31,
	2010	2009 (1)

ASSETS
Current assets:
Cash and cash equivalents	$18,163	$7,840
Accounts receivable, net of allowance for bad debts of $735 and $630	30,283	36,371
Investment in sales-type leases and notes receivable, net of allowance
for bad debts of $164 and $164	2,202	2,281
Inventories	23,275	27,639
Prepaid income taxes	4,693	5,893
Deferred income taxes	6,828	6,637
Other current assets	19,218	5,897
Total current assets	104,662	92,558
Investment in sales-type leases and notes receivable, net of current portion	1,522	1,295
Products leased and held for lease, net	30,606	23,653
Property and equipment, net	10,857	9,506
Intangible assets, net	67,128	71,338
Goodwill	72,468	74,662
Deferred income taxes	8,826	9,414
Other assets	2,489	3,043
Total assets	$298,558	$285,469

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,281	$6,336
Accrued and other current liabilities	29,044	16,608
Deferred income taxes, current	56	62
Income tax payable	665	-
Customer deposits	3,116	2,828
Deferred revenue	4,265	6,802
Current portion of long-term debt	650	650
Total current liabilities	42,077	33,286
Long-term debt, net of current portion	88,924	92,560
Other long-term liabilities	3,069	3,549
Total liabilities	134,070	129,395
Commitments and contingencies (See Note 10)
Shareholders' equity:
Common stock, $0.01 par value; 151,368 shares authorized; 53,588
shares issued and outstanding	536	536
Additional paid-in capital	90,285	105,933
Retained earnings	53,846	25,326
Accumulated other comprehensive income	19,821	24,279
Total shareholders' equity	164,488	156,074
Total liabilities and shareholders' equity	$298,558	$285,469

(1)
As adjusted for the required retrospective application of a new accounting standard adopted in fiscal 2010 related to our former $150,000 contingent convertible senior notes, which impacts, among other items, interest expense, earnings per share, and shareholders' equity.  See our Form 10-Q for our second quarter ended April 30, 2010 for more information.

SHUFFLE MASTER, INC.
SUPPLEMENTAL DATA
(Unaudited, in thousands)

FINANCIAL DATA
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2010	2009 (2)	2010	2009 (2)

Reconciliation of income (loss) from continuing operations to Adjusted EBITDA

Net income	$7,885	$4,405	$11,564	$3,136
Total other expense	333	21	597	2,836
Share-based compensation	847	3,122	1,855	5,333
Income tax provision	3,135	519	4,720	167
Depreciation and amortization	5,825	5,512	11,950	11,227

Adjusted EBITDA (1)	$18,025	$13,579	$30,686	$22,699

Adjusted EBITDA margin	35.5%	30.0%	33.7%	28.4%

1.
Adjusted EBITDA is earnings before other income (expense), provision for income taxes, depreciation and amortization, and share-based compensation.  Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is a useful performance measure and is widely used to measure performance, and as a basis for valuation, within the Company’s industry. Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  Management uses Adjusted EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its segments with those of its competitors.  The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  Gaming equipment suppliers have historically reported Adjusted EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered as an alternative to operating income, as an indicator of the Company’s performance, as an alternate to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP.  Unlike net income, Adjusted EBITDA does not include depreciation and amortization or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital.  The Company compensates for these limitations by using Adjusted EBITDA as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.  Such GAAP measurements include operating income, net income, cash flows from operations and cash flow data.  The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA.

2.
As adjusted for the required retrospective application of a new accounting standard adopted in fiscal 2010 related to our former $150,000 contingent convertible senior notes, which impacts, among other items, interest expense, earnings per share, and shareholders' equity.  See our Form 10-Q for our second quarter ended April 30, 2010 for more information.

SHUFFLE MASTER, INC.
BUSINESS SEGMENT DATA
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2010	2009	2010	2009

Utility:
Revenue	$21,130	$19,986	$38,746	$35,737
Gross profit	12,886	11,956	23,591	20,484
Gross margin	61.0%	59.8%	60.9%	57.3%

Proprietary Table Games:
Revenue	$10,170	$8,852	$19,205	$18,513
Gross profit	7,715	7,173	15,252	15,218
Gross margin	75.9%	81.0%	79.4%	82.2%

Electronic Table Systems:
Revenue	$12,444	$5,730	$20,819	$9,699
Gross profit	7,832	1,835	11,751	3,395
Gross margin	62.9%	32.0%	56.4%	35.0%

Electronic Gaming Machines:
Revenue	$7,072	$10,704	$12,382	$15,789
Gross profit	3,866	4,763	6,552	7,185
Gross margin	54.7%	44.5%	52.9%	45.5%

Unallocated Corporate:
Revenue	$-	$32	$-	$55
Gross profit	-	(29)	-	(23)

Total:
Revenue	$50,816	$45,304	$91,152	$79,793
Gross profit	32,299	25,698	57,146	46,259
Gross margin	63.6%	56.7%	62.7%	58.0%

Adjusted EBITDA
as a percentage of total revenue	35.5%	30.0%	33.7%	28.4%

Income from operations
as a percentage of total revenue	22.3%	6.9%	18.5%	5.4%